Exhibit 99.1


                DSL.net More Than Doubles Third Quarter Revenues

             Company Expands to 52 Cities, now Authorized to Provide
              Service in 45 States and the District of Columbia....

NEW HAVEN, CT, Nov. 1, 1999 - DSL.net, Inc. (NASDAQ: DSLN), a direct provider of high-speed data communications and Internet solutions, today announced that its third quarter revenue had more than doubled over the previous quarter. DSL.net uses digital subscriber line (DSL) technology to provide these high-speed Internet services to small and medium sized businesses located in second and third tier cities.

"We are very pleased with our third quarter results and the significant increase in revenues over the previous quarter," said David F. Struwas, president and chief executive officer of DSL.net. "We are aggressively executing our plan to establish a nationwide network of DSL services available directly to small and medium sized businesses. In the third quarter alone, we expanded our presence from 24 to 52 cities. In addition, we now have CLEC approval in 45 states as well as the District of Columbia. We are well positioned to provide small and medium sized businesses with the broadband solutions they need in today's Internet economy."

Total revenue for the quarter, which ended September 30, 1999, was $317,500, up 133 percent over the previous quarter. Recurring service fees accounted for more than 82 percent of DSL.net's total revenue in the latest quarter. DSL.net posted a net loss of $5,621,000 for the quarter ended September 30, 1999, compared to a net loss of $4,811,000 for the prior quarter, while earnings before interest, taxes, depreciation of capital assets, amortization, and non-cash stock compensation (EBITDA) were negative $4,951,000 for the period. EBITDA loss for the previous quarter was $3,029,000.

"We believe that our direct, full service sales approach allows us to capture more revenue and profit per line than does a wholesale model," said Robert Q. Berlin, chief financial officer and vice president of strategic planning at DSL.net. "We are well positioned with our customers to deliver additional value added services-services developed either internally or from our strategic partners."

On October 12, 1999, the company completed its initial public offering of 7.2 million shares of common stock at an initial public offering price of $7.50 per share. In conjunction with the initial public offering, all of the company's preferred stock converted into 35,759,798 shares of common stock.

DSL.net reported that basic and diluted net loss per common share for the three months and nine months ended September 30, 1999, was $0.66 and $3.87, respectively, compared to a net loss per common share for the three months and six months ended June 30, 1999 of $2.45 and $3.63, respectively. The net loss per common share for the six months ended June 30, 1999 has been revised from that which was previously reported to reflect a change in the number of shares used in computing net loss per common share, as described in the attached Statements of Operations. This change has no impact either on DSL.net's previously reported net loss or cash flows for any period.

STRATEGIC ALLIANCES WITH MICROSOFT AND STAPLES

During the quarter, DSL.net entered into key strategic relationships with Microsoft Corporation and Staples Inc.

In the Microsoft agreement, the software company invested $15 million in DSL.net and has agreed to participate in joint marketing activities to promote and sell a combined service package that includes DSL.net services and a co-branded version of Microsoft's MSN portal. DSL.net will receive a portion of the advertising revenue generated from the co-branded MSN portal.

DSL.net also reached an exclusive marketing agreement with Staples which designates DSL.net as Staples' exclusive supplier of business class DSL services in each of the markets served by DSL.net. Staples has agreed to market DSL.net services to small and medium sized businesses through its retail stores, direct marketing sales force, catalog, and Web site. DSL.net and Staples are working together to install interactive informational kiosks in Staples' retail stores to promote DSL.net's service. Staples made an initial investment of $3.5 million in DSL.net during the quarter and then made a subsequent investment of $2.6 million at the time of DSL.net's IPO.

"Our partnerships with Microsoft and Staples underscore our commitment to providing solutions to small and medium sized businesses in smaller markets throughout the United States," Struwas said.

FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are subject to a variety of risks and uncertainties, many of which are beyond DSL.net's control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include those described under "Risk Factors" in DSL.net's October 6, 1999 IPO Prospectus, which include, among other things, (i) DSL.net's extremely limited operating history, which makes it difficult to evaluate its business and prospects; (ii) the difficulty of predicting the new and rapidly evolving high-speed data communications industry; (iii) DSL.net's history of, and expectation of additional, losses and negative operating cash flow and need to obtain significant additional funds on acceptable terms by 2001; (iv) DSL.net's unproven business model, which may not be successful; (v) DSL.net's failure to achieve or sustain market acceptance for its services at desired pricing levels, which could impair its ability to achieve profitability or positive cash flow;
(vi) DSL.net's ability to negotiate, enter into and renew interconnection and collocation agreements with traditional telephone companies; (vii) the intense competition in the high-speed data communications industry, which may negatively affect the number of DSL.net's customers and the pricing of its services; (viii) regulatory, legislative, and judicial developments, which could adversely affect the way DSL.net operates its business; and (ix) DSL.net's ability to recruit and retain qualified personnel and to manage the growth of its operations. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. DSL.net undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise.

ABOUT DSL.NET

Based in New Haven, CT, DSL.net, Inc. is a high-speed data communications and Internet access provider that uses digital subscriber line technology to provide high-speed Internet access solutions to small and medium sized businesses. DSL.net intends to establish services in second and third tier cities throughout the United States. As of September 30, 1999, DSL.net had provided service or had installed equipment in 52 cities. For more information on DSL.net visit its web site at www.dsl.net.


CONTACT

ANALYST CONTACT:                                  MEDIA CONTACT:
----------------                                  --------------
Robert Q. Berlin                                  Blanc and Otus
CFO & VP, Strategic Planning                      Greg Peverill-Conti
203.782.7627                                      Boston, MA
investor@dsl.net                                  617.262.6454
                                                  gregpc@blancandotus.com


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
                                  DSL.net, Inc.
                            Statements of Operations
                                   (unaudited)

                                              Three Months Ended

                                   March 31,        June 30,       September 30,
                                     1999             1999            1999
                                  -----------      -----------      -----------
    Revenue                       $    48,188      $   135,985      $  317,492


    Operating expenses:
      Network and operations          264,457        1,218,171       2,274,605
      Sales and marketing             129,375        1,106,214       2,092,383
      General and administrative      525,184        1,028,829       1,391,064
      Stock compensation              822,260        1,794,545         796,109
      Total operating expenses      1,741,276        5,147,759       6,554,161

    Operating loss                 (1,693,088)      (5,011,774)     (6,236,669)

    Interest expense (income), net     (6,474)        (201,141)       (620,341)

    Other expense, net                    -                -             5,156

      Net loss                    $(1,686,614)     $(4,810,633)    $(5,621,484)

    Exchange of preferred stock           -         11,998,000             -

    Loss applicable
     to common stock              $(1,686,614)    $(16,808,633)    $(5,621,484)

    Net loss per common
     share-basic and diluted      $     (0.51)(a)  $     (2.45)    $     (0.66)

    Shares used in computing
     net loss per common share      3,282,640 (a)    6,874,276       8,478,493
    Pro forma net loss
     per common share (b)         $     (0.14)(a)  $     (0.15)    $     (0.13)

    Shares used in computing
     pro forma net loss
     per common share (b)          12,330,748 (a)   33,037,828      44,023,515

    Other data:
    EBITDA (c)                    $  (822,663)     $(3,029,067)    $(4,950,605)

(a) The share and per share amounts have been revised from that previously reported as a result of the exclusion of certain outstanding common shares which DSL.net had the right to repurchase under certain circumstances from certain shareholders during the period from January to April 1999. These shares had previously been included in the calculation of the share amounts. This change has no impact on DSL.net's previously reported net loss or cash flows for any period.

(b) Pro forma net loss per common share has been calculated assuming the conversion of all outstanding preferred shares into common shares, as if the shares had converted immediately upon their issuance. All outstanding preferred shares were converted into common shares at the closing of the company's initial public offering in October 1999.

(c) EBITDA is defined as earnings before interest, taxes, depreciation of capital assets, amortization, and non-cash stock compensation.

                                  DSL.net, Inc.
                            Statements of Operations
                                   (unaudited)


                                         Six Months               Nine Months
                                           Ended                     Ended
                                          June 30,               September 30,
                                            1999                     1999
                                        ------------             ------------
    Revenue                             $    184,173             $    501,665

    Operating expenses:
      Network and operations               1,482,628                3,757,233
      Sales and marketing                  1,235,589                3,327,972
      General and administrative           1,554,013                2,945,077
      Stock compensation                   2,616,805                3,412,914
      Total operating expenses             6,889,035               13,443,196

    Operating loss                        (6,704,862)             (12,941,531)

    Interest expense (income), net          (207,615)                (827,956)

    Other expense, net                           -                      5,156

    Net loss                            $ (6,497,247)            $(12,118,731)

    Exchange of preferred stock           11,998,000               11,998,000

    Loss applicable to common stock     $(18,495,247)            $(24,116,731)

    Net loss per common
     share-basic and diluted            $      (3.63)(a)         $      (3.87)

    Shares used in computing
     net loss per common share             5,088,380 (a)            6,230,836
    Pro forma net loss
     per common share (b)               $      (0.29)(a)         $      (0.41)
    Shares used in computing
     pro forma net loss
     per common share (b)                 22,741,490 (a)           29,913,454

    Other data:
    EBITDA (c)                          $ (3,851,730)            $ (8,802,335)

(a)The share and per share amounts have been revised from that previously reported as a result of the exclusion of certain outstanding common shares which DSL.net had the right to repurchase under certain circumstances from certain shareholders during the period from January to April 1999. These shares had previously been included in the calculation of the share amounts. This change has no impact on DSL.net's previously reported net loss or cash flows for any period.

(b)Pro forma net loss per common share has been calculated assuming the conversion of all outstanding preferred shares into common shares, as if the shares had converted immediately upon their issuance. All outstanding preferred shares were converted into common shares at the closing of the company's initial public offering in October 1999.

(c)EBITDA is defined as earnings before interest, taxes, depreciation of capital assets, amortization, and non-cash stock compensation.

                           Selected Balance Sheet Data
                                   (Unaudited)
                                  ($ in 000's)

                                                     As of September 30,
                                   December 31,      1999         1999
                                      1998          Actual      Pro Forma (1)
                                   ----------     ----------   -----------
    Cash, cash equivalents
     and marketable securities        $  39        $ 43,066      $ 91,806
    Net property and equipment          284          16,146        16,146
    Total assets                        370          62,138       110,878
    Current liabilities                 336           5,978         5,978
    Long-term obligations               350           2,048         2,048
    Redeemable preferred stock            -          75,016             -
    Stockholders' equity               (316)        (20,904)      102,852


(1) The pro forma balance sheet information reflects the net proceeds and preferred stock conversions associated with the Company's IPO, which closed on October 12, 1999.

-----------------

CONTACT


ANALYST CONTACT:
----------------
Robert Q. Berlin
CFO & VP, Strategic Planning
203.782.7627
investor@dsl.net



MEDIA CONTACT:
--------------
Blanc and Otus
Greg Peverill-Conti
Boston, MA
617.262.6454
gregpc@blancandotus.com


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